CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of USA Mutuals and to the use of our reports dated May 28, 2008 on the financial statements and financial highlights of Vice Fund and Generation Wave Growth Fund, each a series of USA Mutuals.  Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2009